Electronic Articles of Incorporation
For

P20000049603
FILED
June 29, 2020
Sec. Of State
jafason

HANOVER WORLDWIDE INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

HANOVER WORLDWIDE INC

Article II

The principal place of business address:

18731 SE RIVER RIDGE RD
TEQUESTA, FL. US 33469

The mailing address of the corporation is:

18731 SE RIVER RIDGE RD
TEQUESTA, FL. US 33469

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

400,000,000

Article V

The name and Florida street address of the registered agent is:

ROBERT BUBECK
18731 SE RIVER RIDGE RD
TEQUESTA, FL. 33469

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ROBERT BUBECK

P20000049603
FILED
June 29, 2020
Sec. Of State
jafason

Article VI

The name and address of the incorporator is:

ROBERT BUBECK
18731 SE RIVER RIDGE RD

TEQUESTA FL 33469

Electronic Signature of Incorporator: ROBERT BUBECK

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
ROBERT BUBECK
18731 SE RIVER RIDAGE RD
TEQUESTA, FL. 33469 US

Article VIII

The effective date for this corporation shall be:

06/30/2020